As filed with the Securities and Exchange
Commission on December 13, 2002
Registration No. 000-24965

               UNITED STATES
        SECURITIES AND EXCHANGE COMMISSION
          WASHINGTON, D.C. 20549

                 FORM S-8

    REGISTRATION STATEMENT UNDER THE
     SECURITIES ACT OF 1933

        Advanced ID Corporation
  (formerly U.S.A. Sunrise Beverages, Inc.)
 (Exact name of registrant as specified
           in its charter)
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
South Dakota                                 46-0439668
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization             Identification No.)

619 - 11 Avenue SE, Suite 204
   Calgary, Alberta, Canada                    T2G 0Y8
(Address of principal executive offices)      (Zip Code)

   2002 Professional/Employee/Consultant Stock
                Compensation Plan
              (Full title of the plan)

                  Barry I. Bennett
           619 - 11 Avenue SE, Suite 204
          Calgary, Alberta, Canada T2G 0Y8
       (Name and address of agent for service)

                (403) 264-6300
     (Telephone number, including area code,
              of agent for service)

CALCULATION OF REGISTRATION FEE

                      Proposed maximum   Proposed maximum    Aggregate
Title of securities    amount to be       offering price      offering  Registration
to be registered       registered          per share           price        fee (1)
Common Stock (2)        3,500,000            $.51           $1,785,000      $426.62
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(1)  The fee with respect to these shares has been
calculated pursuant to Rule 457 of Regulation C
under the Securities Act of 1933, as amended, and
based upon the average of the bid and asked price
per share of the Registrant's Common Stock on a
date within five (5) days prior to the date of


filing of this Registration Statement, as reported on the National Association of Securities Dealers,
Inc.'s Electronic Bulletin Board.

(2)  To be issued, at the sole discretion of
Advanced ID, as shares granted to and to be granted, under the 2002 Plan.






                         PART I

      INFORMATION REQUIRED IN THE PROSPECTUS


The document(s) containing the information
concerning the 2002 Plan, effective as of October
29, 2002, required by Item 1 of Form S-8 under the
Securities Exchange Act of 1934, as amended, and
the statement of availability of registrant
information, employee benefit plan, annual reports
and other information required by Item 2 of Form S-
8 will be sent or given to participants as
specified by Rule 428.   In accordance with Rule
428 and the requirements of Part I of Form S-8,
these documents are not being filed with the
Securities and Exchange Commission either as part
of this registration statement on Form S-8 or as
prospectuses or prospectus supplements pursuant to
Rule 424.

Advanced ID, a South Dakota corporation, shall
maintain a file of such documents in accordance
with the provisions of Rule 428.   Upon request,
Advanced ID shall furnish to the Commission or its
staff a copy or copies of all of the documents
included in such file.









                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The content of Advanced ID's Annual Report on Form
10-KSB for the year ended December 31, 2001, and Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 are incorporated by reference into this registration statement.

All documents filed by Advanced ID with the
Commission pursuant to Section 13(a), 13(c), 14 or
15(d) of the Exchange Act after the date of this
registration statement and prior to the termination
of the offering shall be deemed to be incorporated
by reference into this registration statement and
to be a part hereof from the date of filing of such
documents.   Any statement contained in a document
incorporated or deemed to be incorporated by
reference herein shall be deemed to be modified or
superseded for purposes of this registration
statement to the extent that a statement contained
herein or in any other subsequently filed document
which also is or is deemed to be incorporated by
reference herein modifies or supersedes such
statement. Any such statement so modified or
superseded shall not be deemed, except as so
modified or superseded, to constitute a part of
this registration statement.

Advanced ID will provide without charge to each person to whom a copy of this registration statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this registration statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Barry I. Bennett, 2002 Plan
Administrator and director of Advanced ID, at (403)
264-6300.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable





ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the South Dakota Codified Laws, as amended, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fine and amounts paid in settlement actually and reasonably incurred by such person in connection with any suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal actions or proceedings, was not unlawful.

The certificate of incorporation and bylaws of Advanced ID authorize the indemnification of all officers and directors and agents of Advanced ID.
Advanced ID presently does not have officers and directors insurance, although when it becomes commercially available at a reasonable cost, it is expected that it will be purchased.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.
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
         Exhibit Number             Description
         --------------             -----------
              4.1                  Advanced ID articles of
                                   incorporation, as amended, define
                                   the rights of holders of the
                                   equity securities being
                                   registered, which were included as
                                   exhibits to Form 10SB
                                   (File No. 000-24965) (2)

             4.1.1                 Amendments to articles of
                                   incorporation filed August 9, 2002
                                   and November 15, 2002

              4.2                  Advanced ID bylaws define the
                                   rights of holders of the equity
                                   securities being registered, which
                                   are included as exhibits to the to
                                   Form 10SB, filed with the SEC, File
                                   No. 000-24965 (3)

              5                    Opinion of Counsel, Jody M. Walker,
                                   Attorney At Law (1)



              10                   Advanced ID Corporation
                                   2002 Professional/Employee/Consultant
                                   Stock Compensation Plan adopted by
                                   Advanced ID on October 29, 2002 (1)

              23.1                 Consent of /s/ Comiskey & Company
                                   Certified Public Accountants (1)

              23.2                 Consent of Jody M. Walker, Attorney
                                    At Law(4)

(1)      Included in this filing.
(2) Incorporated by reference to Exhibits to Form 10SB, filed with the SEC, File No. 000-24965.
(3)      Included in Exhibit 5.1.


ITEM 9. UNDERTAKINGS.

         Advanced ID hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)  To include any prospectus required by
Section 10(a)(3)of the Securities Act of 1933;

      (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section

13(a) or Section 15(d) of the Securities Exchange
Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Advanced ID pursuant to the foregoing provisions, or otherwise, Advanced ID has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by Advanced ID of expenses incurred or paid by a director, officer, or controlling person of Advanced ID in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Advanced ID will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Advanced ID certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on the 13th day of December, 2002.

ADVANCED ID CORPORATION

By: /s/ Barry I. Bennett
----------------------------------------
Barry I. Bennett, President and CEO

          POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry I. Bennett, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done.


Pursuant to the requirements of the Securities Act
of 1933, this registration statement has been
signed below by the following persons in the
capacities and on the dates indicated.
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
/s/Barry I. Bennett           Principal Executive Officer      December 13, 2002
-------------------                  Director
Barry I. Bennett

/s/Todd Noble                 Principal Financial Officer
-------------------               Controller/Director          December 13, 2002
Todd Noble

/s/Seymour Kazimirski               Director                   December 13, 2002
--------------------
Seymour Kazimirski